EXHIBIT 10.1
ACV AUCTIONS INC. PSU AWARD GRANT NOTICE
(2021 EQUITY INCENTIVE PLAN)
ACV Auctions Inc. (the “Company”) has awarded to you (the “Participant”) the number of performance restricted stock units specified and on the terms set forth below (the “PSU Award”). Your PSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2021 Equity Incentive Plan (the “Plan”) and the Award Agreement (including any exhibit or appendix thereto) (the “Agreement”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:
Date of Grant:
Vesting Commencement Date:
Target Number of Performance Restricted Stock Units:

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The PSU Award is governed by this PSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan or in this Grant Notice and the Agreement (together, the “PSU Award Agreement”), the PSU Award Agreement may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•You have read and are familiar with the provisions of the Plan, the PSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the PSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•The PSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you (which shall be governed by the award agreement and equity plan applicable to such award), and (ii) any severance agreement, written severance plan or policy, or other written agreement between the Company and you, in each case that specifically provides for terms that govern this PSU Award and provided that such terms have been duly approved by the Board (or a Committee or other permissible delegate under the Plan).
If you have not actively accepted (or declined) the PSU Award within 60 days after the Date of Grant set forth in this Grant Notice, you will be deemed to have accepted the PSU Award, subject to all of the terms and conditions of the PSU Award Agreement.
ATTACHMENTS:    PSU Award Agreement

April 2024

ACV AUCTIONS INC.
2021 EQUITY INCENTIVE PLAN
AWARD AGREEMENT (PSU AWARD)
As reflected by your Performance Restricted Stock Unit Grant Notice (“Grant Notice”), ACV Auctions Inc. (the “Company”) has granted you a RSU Award under its 2021 Equity Incentive Plan (the “Plan”) for the target number of performance restricted stock units as indicated in your Grant Notice (the “PSU Award”). The terms of your PSU Award as specified in this Award Agreement for your PSU Award (including any exhibit or appendix hereto) (the “Agreement”) and the Grant Notice constitute your “PSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms applicable to your PSU Award are as follows:
1.Governing Plan Document. Your PSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
Section 5(a) of the Plan as they relate to RSU Awards.
Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your PSU Award;
Section 9(e) of the Plan regarding the Company’s or any Affiliate’s retained rights to terminate your Continuous Service notwithstanding the grant of the PSU Award; provided that the language “at will” in Section 9(e) of the Plan shall be interpreted to mean the Company's or an Affiliate’s right to terminate your Continuous Service at any time for any lawful reason; and
Section 8(c) of the Plan regarding the tax consequences of your PSU Award.
Your PSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the PSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.Grant of the PSU Award. This PSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of performance restricted stock units that vest according to the vesting conditions set forth herein as modified to reflect any Capitalization Adjustment (the “Performance Stock Units”). Any additional Performance Stock Units that become subject to the PSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 4 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions,

April 2024

restrictions on transferability, and time and manner of delivery as applicable to the other Performance Stock Units covered by your PSU Award.
3.Vesting. Your Performance Stock Units will vest, if at all, in accordance with Exhibit A attached hereto, subject to any severance agreement, written severance plan or policy, or other written agreement between the Company and you, in each case that specifically provides for vesting terms that apply to this PSU Award and provided that such terms have been duly approved by the Board. Exhibit A constitutes part of this Agreement.
4.Dividends. You may become entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock to be issued in respect of the Performance Stock Units covered by your PSU Award. Any such dividends or distributions shall be subject to the same forfeiture restrictions as apply to the Performance Stock Units and shall be paid at the same time that the corresponding shares are issued in respect of your vested Performance Stock Units, provided, however that to the extent any such dividends or distributions are paid in shares of Common Stock, then you will automatically be granted a corresponding number of additional Performance Stock Units subject to the PSU Award (the “Dividend Units”), and further provided that such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares, as apply to the Performance Stock Units subject to the PSU Award with respect to which the Dividend Units relate.
5.Responsibility for Taxes.
You acknowledge that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable or deemed applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your PSU Award or the underlying shares, including, but not limited to, the grant, vesting or settlement of the PSU Award, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of your PSU Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following:

April 2024

(i)requiring you to make a payment to the Company or the Employer in a form acceptable to the Company; or
(ii)withholding from your wages or other cash compensation payable to you by the Company or any Affiliate (including the Employer); or
(iii)withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the PSU Award either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or
(iv)withholding in shares of Common Stock to be issued upon settlement of the PSU Award; or
(v)any other method of withholding determined by the Company and, to the extent required by applicable law or the Plan, approved by the Committee.
The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in your jurisdiction(s). In the event the application of the selected rate results in over-withholding, you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, you may seek a refund from the local tax authorities. In the event the application of the selected rate results in under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you will be deemed to have been issued the full number of shares of Common Stock subject to the vested Performance Stock Units, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items.
The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.
6.Date of Issuance.
The issuance of shares in respect of the Performance Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligation for Tax-Related Items, if any, in the event one or more Performance Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Performance Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 4 above, and subject to any different provisions in Exhibit A). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”

April 2024

If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and
(ii)either (1) a withholding obligation for Tax-Related Items does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the withholding obligation for Tax-Related Items by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay the withholding obligation for Tax-Related Items in cash,
(iii)then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market or on such other date determined by the Company, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
To the extent the PSU Award is a Non-Exempt Award, the provisions of Section 11 of the Plan shall apply.
7.Transferability. Except as otherwise provided in the Plan, your PSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
8.Corporate Transaction. Your PSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
9.No Liability for Taxes. As a condition to accepting the PSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the PSU Award or, to the extent applicable and permissible under Applicable Law, other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding

April 2024

the tax consequences of the PSU Award and have either done so or knowingly and voluntarily declined to do so.
10.Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
12.Questions. If you have questions regarding these or any other terms and conditions applicable to your PSU Award, including a summary of the applicable federal income tax consequences, please see the Prospectus.
13.Non-U.S. and Country-Specific Provisions. Your PSU Award and any shares of the Company’s Common Stock subject to your PSU Award shall be subject to any terms and conditions set forth in Exhibit B attached hereto. Moreover, if you relocate to one of the countries included in Exhibit B, the terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative purposes. Exhibit B constitutes part of this PSU Award Agreement.
14.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on your PSU Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
15.Callback; Recoupment. By accepting your PSU Award and as provided in Section 9(i) of the Plan, you acknowledge and agree that the Company will be entitled, to the extent permitted or required by Applicable Law, Company policy and/or the requirements of any securities exchange on which the shares of Common Stock are listed for trading, in each case, as in effect from time to time, to recoup any benefit or proceeds of whatever kind paid to you pursuant to the PSU Award; provided, however, that any recoupment pursuant to this provision will not be considered an event giving rise to your right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan or agreement with the Company or a subsidiary of the Company. To satisfy any recoupment obligation or right described herein, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Common Stock or other amounts acquired pursuant to the PSU Award to re-convey, transfer or otherwise return such shares of

April 2024

Common Stock and/or other amounts to the Company upon the Company's enforcement of the recoupment obligation or right.

April 2024